Exhibit 21.1

SUBSIDIARIES OF AVOCENT CORPORATION

as of December 31, 2001

1.             Cybex Computer Products Corporation, an Alabama corporation

2.             Avocent Services Corporation, a Texas corporation

3.             Avocent International, Ltd., an Ireland corporation

4.             Cybex International Corporation, a Barbados corporation

5.             Avocent Computertechnik GmbH, a Germany corporation

6.             Avocent GmbH & Co. KG, a Germany corporation

7.             Avocent GmbH Data Systems, a Germany corporation

8.             Apex Incorporated, a Washington corporation

9.             Apex International, Inc., a Washington corporation

10.           Apex PC Solutions, Ltd., a Barbados corporation

11.           Apex.com Incorporated, a Washington corporation

12.           Apex Solutions Texas, L.P., a Texas limited partnership

13.           Apex Solutions Texas I, LLC, a Washington limited liability company

14.           Apex Solutions Texas II, LLC, a Washington limited liability company

15.           Equinox Systems Inc., a Florida corporation

16.           Equinox Export Corporation, a U.S. Virgin Islands corporation

17.           CenterCom Advertising, Inc., a Florida corporation